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                 REGISTRATION RIGHTS AGREEMENT


     THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of July 25, 1999, is by and between TVData Technologies, L.P., a Georgia limited partnership ("TVData") and uniView Technologies Corporation, a Texas corporation ("Uniview").

     WHEREAS, pursuant to the Mutual Release and Settlement Agreement, dated July 25, 1999 (the "Settlement Agreement"), between TVData and Uniview, TVData and Uniview have agreed to settle that certain arbitration proceeding and federal court action described in the Settlement Agreement (the "Settlement");

     WHEREAS, the Settlement Agreement provides that a portion of the consideration to be paid by Uniview to TVData in the Settlement shall be shares of Uniview common stock, $.10 par value per share ("Uniview Stock"); and

     WHEREAS, Uniview has agreed to grant to TVData certain rights with respect to the sale of the Uniview Stock received by TVData in the Settlement in accordance with the terms of this Agreement;

     NOW THEREFORE, for and in consideration of the premises, the mutual promises herein contained, and for other good and valuable consideration, the receipt and adequacy of which are acknowledged, the parties agree as follows:

     1. Certain Definitions. As used in this Agreement, the capitalized terms set forth below shall have the following meanings:

          (1) "Affiliate" means, with respect to any person, any other person who, directly or indirectly, is in control of, is controlled by or is under common control with such person.

          (2)  "Holder(s)" means the holders of Registrable Securities.

          (3) "Registrable Securities" means the shares of Uniview Stock issued to TVData pursuant to the Settlement Agreement, any stock or other securities into which or for which such shares of Uniview Stock may hereafter be changed, converted or exchanged, and any other securities issued to the Holders of such shares of Uniview Stock (or such shares into which or for which such shares are so changed, converted or
exchanged)   upon   any   reclassification,  share   combination,   share
subdivision,   share   dividend,   merger,   consolidation   or   similar
transactions or events; provided that any such securities shall cease to be Registrable Securities if (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act (as defined below) and such securities shall have been disposed of in accordance with the plan of distribution set forth in such
registration  statement,  or  (ii)  such  securities  shall   have   been
transferred pursuant to Rule 144 (as defined below).
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          (4)  "Registration  Expenses"  means  all  expenses incurred by
Uniview in connection with any registration of Registrable Securities pursuant to this Agreement including, without limitation, the following:
(i) SEC filing fees; (ii) the fees, disbursements and expenses of Uniview's counsel(s) and accountants in connection with the registration of the Registrable Securities to be disposed of under the Securities Act,
(iii) all expenses of Uniview and its agents and representatives in connection with the preparation, printing and filing of the registration statement, any preliminary prospectus or final prospectus and amendments and supplements thereto and the mailing and delivering of a reasonable number of copies thereof to any Holders, underwriters and dealers and all actual expenses incidental to delivery of the Registrable Securities;
(iv) the cost of producing blue sky memoranda; (v) all expenses in connection with the qualification of the Registrable Securities to be disposed of for offering and sale under state securities laws; (vi) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Registrable Securities to be disposed of; (vii) the expenses of Uniview's transfer agent and registrar appointed in connection with such offering,
(viii) all engraving and printing expenses for the Uniview securities being offered; and (ix) all fees and expenses payable in connection with the listing of the Registrable Securities on each securities exchange or inter-dealer quotation system on which a class of common equity securities of Uniview is then listed.

          (5) "Rule 144" means Rule 144 promulgated under the Securities Act (as defined below), or any successor rule to similar effect.

          (6) "Rule 144 Resale Eligible" means that for the period after the holding period restrictions under Rule 144(d) have elapsed, all shares of Registrable Securities are eligible for resale under Rule 144 without restriction under Rule 144(e) upon the amount of Registrable Securities which may be sold.

          (7)  "SEC" means  the  United  States  Securities  and Exchange
Commission.

          (8) "Securities Act" means the Securities Act of 1933, as amended, or any successor statute.

     2. Piggy-back Registration. At any time from the date of this Agreement until the time when all the Registrable Securities are Rule 144 Resale Eligible (and if such Registrable Securities ever cease to be Rule 144 Resale Eligible, then until such time as they again become Rule 144 Resale Eligible), if Uniview proposes to register any of its Uniview Stock or any other of its common equity securities (but not including debt instruments or preferred stock convertible into its common equity securities) (collectively, "Other Securities") under the Securities Act (other than a registration on Form S-4 or S-8 or any successor form thereto), whether or not for sale for its own account, in a manner which would permit registration of Registrable Securities for sale for cash to the public under the Securities Act, it will each such time give prompt written notice to each Holder of its intention to do so at least twenty
(20) days prior to the anticipated filing date of the registration statement relating to such registration. Such notice shall offer each such Holder the opportunity to include in such registration statement such number of Registrable Securities as each such Holder may request. Upon the written request of any such Holder made no later than 5:00 p.m. Atlanta, Georgia time on the tenth (10th) day after the receipt of
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Uniview's  notice (which request shall specify the number of  Registrable
Securities intended to be disposed of and the intended method of disposition thereof), Uniview shall use its best efforts to effect, in the manner set forth in Section 5, in connection with the registration of the Other Securities, the registration under the Securities Act of all Registrable Securities which Uniview has been so requested to register, to the extent required to permit the disposition (in accordance with such intended methods thereof) of the Registrable Securities so requested to be registered; provided that:

          (1) (i) if the registration referred to in the first sentence of this Section 2 is to be an underwritten registration, and the managing underwriter advises Uniview in writing that, in such firm's opinion, such offering would be materially and adversely affected by the inclusion therein of the Registrable Securities requested to be included therein, Uniview shall include in such registration: (1) first, all securities Uniview proposes to sell for its own account ("Uniview Securities") if Uniview Securities are proposed to be included in such registration, (2) second, if the registration is pursuant to the demand registration right of holders of securities to be included in such registration pursuant to agreements with Uniview ("Other Holders"), securities of such Other Holders, (3) third, up to the full number of Registrable Securities in excess of the number or dollar amount of Uniview Securities and securities of Other Holders, which, in the good faith opinion of such managing underwriter, can be so sold without materially and adversely affecting such offering and, if less than the full number of such Registrable Securities, allocated among the Holders of such Registrable Securities pro rata on the basis of the number of Registrable Securities requested to be registered by each Holder, and (4) fourth, all other securities proposed to be registered.

          (2) Uniview shall not be required to effect any registration of Registrable Securities under this Section 2 incidental to the registration of any of its securities in connection with mergers, acquisitions, dividend reinvestment plans or stock option or award or other executive or employee benefit or compensation plans.

     3.   Demand Registration.

          (1) If, on the six month anniversary of the date of this Agreement, Uniview has not effected a registration of Registrable
Securities pursuant to Section 2 hereof pursuant to which all of the Registrable Securities were sold, then (i) at any time from the six month anniversary of the date of this Agreement until all of the Registrable Securities have been sold pursuant to a registration effected under the terms of this Agreement or have become Rule 144 Resale Eligible (and if such Registrable Securities ever cease to be Rule 144 Resale Eligible, then until such time as they again become Rule 144 Resale Eligible), and
(ii) upon written notice from a Holder or Holders of more than 50% of the Registrable Securities (the "Initiating Holders") in the manner set
forth in  Section  11(h)  hereof  requesting  that  Uniview  effect   the
registration under the Securities Act of any or all of the Registrable Securities held by such Holders (which notice shall specify the intended method or methods of disposition of such Registrable Securities), Uniview shall use its best efforts to effect, in the manner set forth in Section
5,  the  registration  under  the  Securities   Act  of such  Registrable
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Securities for disposition in accordance  with  the  intended  method  or methods of disposition stated in such request; provided that Uniview shall not be obligated to file more than one (1) registration statement
under the Securities  Act   relating  to a registration request  pursuant
to  this Section 3(a).

          (2) Notwithstanding any other provision of this Agreement to the contrary, a registration requested by a Holder pursuant to this
Section 3 shall not be deemed to have been effected (and, therefore, not requested for purposes of Section 3(a)):(A) if it is withdrawn based upon material adverse information relating to Uniview that is different from the information (x) known to the Holders requesting registration at the time of their request for registration, or (y) promptly disclosed by Uniview to the Holder at the time of their request for registration; (B) if, when effective, it includes fewer than ninety (90%) percent of the number of shares of Registrable Securities which were the subject matter of the request; (C) if after it has become effective such registration is interfered with by Uniview invoking its rights under subsection 6(e) or any stop order, injunction or other order or requirement of the SEC or other governmental agency or court for any reason other than a misrepresentation or an omission by such Holder and, as a result thereof, less than ninety (90%) percent of the Registrable Securities requested to be registered can be completely distributed in accordance with the plan of distribution set forth in the related registration statement.

          (3) In the event that any registration pursuant to this Section 3 shall involve, in whole or in part, an underwritten offering, Uniview shall have the right to designate the underwriter or underwriters, including the lead managing underwriter of such underwritten offering.

          (4) Upon receipt of written notice from the Initiating Holders under Section 3(a) hereto, Uniview shall, within five (5) days, give prompt written notice to all other Holders of Registrable Securities of such notice and of its intent to effect the registration of Registrable Securities pursuant to this Agreement. Such notice shall offer each such Holder the opportunity to include in such registration statement such number of Registrable Securities as each such Holder may request.

          (5)  Holders other than  the Initiating Holders  and holders of
other registrable   securities  with  the  right   to  participate  in  a
Uniview registration statement shall have the right to include their shares of Registrable Securities or other registrable securities, as the case may be, in any registration pursuant to Section 3(a). In connection with those registrations in which multiple Holders or holders of other registrable securities with the right to participate in such registration ("piggy-back rights holders") participate, in the event the facilitating
broker/dealer  or,  in  an  underwritten  offering,  the  lead   managing
underwriter advises that marketing factors require a limitation on the number of shares to be sold, the number of shares to be included in the sale or underwriting and registration shall be allocated (i) first, to the Holders, and, if less than the full number of Registrable Securities of such Holders, then pro rata on the basis of the number of Registrable Securities requested to be registered by each Holder, and (ii) second, to the holders seeking registration pursuant to piggy-back registration rights otherwise granted by Uniview pro rata on the basis of the number of securities requested to be registered by each such holder in such registration.
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     4.   Expenses.  Uniview agrees to pay all Registration Expenses with respect to an offering pursuant to Section 2 and Section 3 hereof, but not commissions or underwriting discounts in connection with an offering, which shall be the expense of the Holder(s).

     5. Registration and Qualification. If and whenever Uniview is required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Section 2 or 3 hereof, Uniview shall:

          (1) prepare and file a registration statement under the Securities Act relating to the Registrable Securities to be offered as soon as practicable, but in no event later than thirty (30) days after the date notice is given, and use its best efforts to cause the same to become effective as promptly as practicable;

          (2) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for sixty(60)days (or, in the case of an underwritten offering, such shorter time period as the underwriters may require);

          (3) furnish to the Holders and to any underwriter of such Registrable Securities such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and
any summary  prospectus), in conformity with  the  requirements  of   the
Securities Act, and such other documents, as the Holders or such underwriter may reasonably request in order to facilitate the public sale of the Registrable Securities, and a copy of any and all transmittal letters or other correspondence to, or received from, the SEC or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering;

          (4) use its best efforts to register or qualify all Registrable Securities covered by such registration statement under the securities or blue sky laws of such United States jurisdictions as the Holders or any underwriter of such Registrable Securities shall request, and use its best efforts to obtain all appropriate registrations, permits and consents required in connection therewith, and do any and all other acts and things which may be necessary or advisable to enable the Holders or any such underwriter to consummate the disposition in such jurisdictions of its Registrable Securities covered by such registration statement; provided that Uniview shall not for any such purpose be required to register or qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, or to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;
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          (5)  (i) use its best efforts to furnish an opinion  of counsel for Uniview in customary form required to register the securities with the Securities Exchange Commission, and (ii) use its best efforts to furnish a "cold comfort" letter addressed to each Selling Holder, if permissible under applicable accounting practices, and signed by the independent public accountants who have audited Uniview's financial statements included in such registration statement, in each such case covering
substantially  the  same  matters  with  respect  to  such   registration
statement (and the prospectus included therein) as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities and such other matters as the Selling Holders may reasonably request and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements;

          (6) immediately notify the Selling Holders in writing (i) at any time when a prospectus relating to a registration pursuant to Section 2 or 3 hereof is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) of any request by the SEC or any other regulatory body or other body having jurisdiction for any amendment of or supplement to any registration statement or other document relating to such offering, and in either such case (i) or (ii) above and at the request of the Selling Holders (subject to Section 4 hereof) promptly prepare and furnish to the Selling Holders a number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading;

          (7) list all such Registrable Securities covered by such registration on each national securities exchange and United States inter-dealer quotation system on which a class of common equity securities of Uniview is then listed, with expenses in connection therewith to be paid in accordance with Section 4 hereof; and

          (8) furnish unlegended certificates representing ownership of the Registrable Securities being sold in such denominations as shall be requested by the Selling Holders or the underwriters with expenses therewith to be paid in accordance with Section 4 hereof.

     6.   Underwriting, Due Diligence.

          (1) If requested by the underwriters for any underwritten offering of Registrable Securities pursuant to a registration requested under this Agreement, Uniview shall enter into an underwriting agreement
with such underwriters  for such offering,  such  agreement  to   contain
such representations and warranties by Uniview and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnities and contribution substantially to the effect and to the extent provided in Section 7 hereof and the provision of opinions of counsel and accountants' letters to the effect and to the extent provided
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in  Section  5(e)  hereof.   The  Selling Holders  on  whose  behalf  the
Registrable Securities are to be distributed by such underwriters shall be parties to any such underwriting agreement and the representations and warranties by, and the other agreements on the part of, Uniview to and for the benefit of such underwriters, shall also be made to and for the benefit of such Selling Holders. Such underwriting agreement shall also contain such representations and warranties by the Selling Holders on whose behalf the Registrable Securities are to be distributed as are
customarily  contained  in  underwriting  agreements  with   respect   to
secondary distributions. Selling Holders may require that any additional securities included in an offering proposed by a Holder be included on the same terms and conditions as the Registrable Securities that are included therein.

          (2) In the event that any registration pursuant to Section 2 shall involve, in whole or in part, an underwritten offering, Uniview may require the Registrable Securities requested to be registered pursuant to
Section  2  to  be included in such underwriting on the  same  terms  and conditions as shall be applicable to the other securities being sold through underwriters under such registration. If requested by the underwriters for such underwritten offering, the Selling Holders on whose behalf the Registrable Securities are to be distributed shall enter into an underwriting agreement with such underwriters, such agreement to contain such representations and warranties by the Selling Holders and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnities and contribution substantially to the effect and to the extent provided in Section 7 hereof. Such underwriting agreement shall also contain such representations and warranties by Uniview and such other person or entity for whose account securities are being sold in such offering as are customarily contained in underwriting agreements with respect to secondary distributions.

          (3) In connection with the preparation and filing of each registration statement registering Registrable Securities under the Securities Act, Uniview shall give, subject to all parties executing confidentiality agreements with Uniview on terms reasonably acceptable to Uniview, the Holders of such Registrable Securities and the underwriters, if any, and their respective counsel and accountants, such reasonable and customary access to its books and records and such opportunities to discuss the business of Uniview with its officers and the independent public accountants who have certified Uniview's financial statements as shall be necessary, in the opinion of such Holder and such underwriters or their respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

          (4) Uniview may require each Selling Holder of Registrable Securities as to which any Registration is being effected to furnish Uniview with a properly completed and executed selling shareholder questionnaire in customary form and substance as may be reasonably requested by Uniview and such information regarding the proposed disposition of such securities as Uniview may from time to time reasonably request in writing. In addition, with respect to any underwritten offering, each Selling Holder of Registrable Securities shall furnish such customary and reasonable documents as the lead underwriter may request, including custodial agreements and powers of attorney.
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          (5) Each Holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of written notice from Uniview of the occurrence of any event of the kind described in subsection 5(f) which written notice specifically references such subsection and this subsection 6(e), such Holder will as promptly as possible discontinue disposition of the Registrable Securities pursuant to the Registration Statement until such Holder's receipt of copies of the supplemented or amended Prospectus as contemplated by subsection 5(f) or until it is advised in writing by Uniview that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus (which in each case shall be provided as promptly as practicable but in any event within 60 days in the event of a registration pursuant to Section 3(a)), and, if so directed by Uniview, such Holder will deliver to Uniview all
copies,   other  than  permanent  file  copies,  then  in  such  Holder's possession of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.

     7.   Indemnification and Contribution.

          (1) In the case of each offering of Registrable Securities made pursuant to this Agreement, Uniview agrees to indemnify and hold harmless
each  Holder,  its  officers, directors,  agents  and  Affiliates,   each
underwriter of Registrable Securities so offered and each person, if any, who controls any of the foregoing persons within the meaning of the Securities Act, from and against any and all claims, liabilities, losses, damages, expenses and judgments, joint or several, to which they or any of them may become subject, under the Securities Act or otherwise, including any amount paid in settlement of any litigation commenced or threatened, and shall promptly reimburse them, as and when incurred, for any legal or other expenses incurred by them in connection with investigating any claims and defending any actions, insofar as such losses, claims, damages, liabilities or actions shall arise out of, or shall be based upon, any untrue statement or alleged untrue statement of a material fact contained in the registration statement (or in any preliminary or final prospectus included therein) or any amendment thereof or supplement thereto, or in any document incorporated by reference therein, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that Uniview shall not be liable to a particular Holder in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement, or any omission, if such statement or omission shall have been made in reliance upon and in conformity with information relating to such Holder furnished to Uniview in writing by or on behalf of such Holder specifically for use in the preparation of the registration statement (or in any preliminary or final prospectus included therein) or any amendment thereof or supplement thereto. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of a Holder and shall survive the transfer of such securities. The foregoing indemnity agreement is in addition to any liability which Uniview may otherwise have to each Holder, its officers and directors, members and managers, as the case may be, underwriters of the Registrable Securities or any controlling person of the foregoing; provided, further, that, as to any underwriter or any person controlling any underwriter or Selling Holder, this indemnity does not apply to any loss, liability, claim, damage or
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expense  arising  out  of or based upon any untrue statement  or  alleged untrue statement or omission or alleged omission in any preliminary prospectus if a copy of a prospectus was not sent or given by or on behalf of an underwriter or Selling Holder to such person asserting such loss, claim, damage, liability or action at or prior to the written confirmation of the sale of the Registrable Securities as required by the Securities Act and such untrue statement or omission had been corrected in such prospectus.

          (2) In the case of each offering made pursuant to this Agreement, each Holder of Registrable Securities included in such offering, by exercising its registration rights hereunder, agrees to indemnify and hold harmless Uniview, its officers, directors, agents and Affiliates and each person, if any, who controls any of the foregoing within the meaning of the Securities Act (and if requested by the underwriters, each underwriter who participates in the offering and each person, if any, who controls any such underwriter within the meaning of the Securities Act), from and against any and all claims, liabilities, losses, damages, expenses and judgments, joint or several, to which they or any of them may become subject under the Securities Act or otherwise, including any amount paid in settlement of any litigation commenced or threatened, and shall promptly reimburse them, as and when incurred, for any reasonable legal or other expenses incurred by them in connection with investigating any claims and defending any actions, insofar as any such losses, claims, damages, liabilities or actions shall arise out of, or shall be based upon, any untrue statement or alleged untrue statement of a material fact contained in the registration statement (or in any preliminary or final prospectus included therein) or any amendment thereof or supplement thereto, or any omission or alleged omission to state therein a material fact relating to the Holder required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that such untrue statement of a material fact is contained in, or such material fact relating to the Holder is omitted from, information relating to such Holder furnished in writing to Uniview by or on behalf
of   such  Holder  specifically  for  use  in  the  preparation  of  such registration  statement  (or  in  any  preliminary  or  final  prospectus
included  therein).   The  foregoing indemnity  is  in  addition  to  any
liability which such Holder may otherwise have to Uniview, or any of its directors, officers or controlling persons; provided, however, that, as to any underwriter or any person controlling any underwriter, this indemnity does not apply to any loss, liability, claim, damage or expense arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission in any preliminary prospectus if a copy of a prospectus was not sent to or given by or on behalf of an underwriter to such person asserting such loss, claim, damage, liability or action at or prior to the written confirmation of the sale of the Registrable Securities as required by the Securities Act and such untrue statement or omission had been corrected in such prospectus.

          (3) Procedure for Indemnification. Each party indemnified under paragraph (a) or (b) of this Section 7 shall, promptly after receipt of notice of any claim or the commencement of any action against such indemnified party in respect of which indemnity may be sought, notify the indemnifying party in writing of the claim or the commencement thereof; provided that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party on account of the indemnity agreement contained in paragraph (a) or (b) of this Section 7, except to the extent (and only to the extent) that the indemnifying party was prejudiced by such failure, and in no event shall relieve the indemnifying party from any other liability which it may have to such indemnified party. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party, but only upon written acknowledgment from the indemnified party that the matter for which the defense is assumed is an indemnifiable obligation of the indemnifying party under this Agreement. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof
other  than  reasonable  costs  of  investigation;  provided  that   each
indemnified party, its officers and directors, if any, and each person, if any, who controls such indemnified party within the meaning of the
Securities  Act,  shall  have  the  right  to  employ  separate   counsel
reasonably approved by the indemnifying party to represent them if the named parties to any action (including any impleaded parties) include both such indemnified party and an indemnifying party or an affiliate of an indemnifying party, and such indemnified party shall have been advised by counsel that a conflict may exist between such indemnified party and such indemnifying party or such affiliate, and in that event the fees and expenses of one such separate counsel for all such indemnified parties shall be paid by the indemnifying party. An indemnified party will not enter  into  any  settlement  agreement which  is  not  approved  by  the
indemnifying  party, such approval not to be unreasonably withheld.   The
indemnifying party may not agree to any settlement of any such claim or action which provides for any remedy or relief other than monetary damages for which the indemnifying party shall be responsible hereunder, without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld. In any action hereunder as to which the indemnifying party has assumed the defense thereof with counsel reasonably satisfactory to the indemnified party, the indemnified party shall continue to be entitled to participate in the defense thereof, with counsel of its own choice, but, except as set forth above, the indemnifying  party  shall not be obligated hereunder  to  reimburse  the
indemnified  party  for  the  costs  thereof.   In  all  instances,   the
indemnified party shall cooperate fully with the indemnifying party or its counsel in the defense of each claim or action.

     If the indemnification provided for in this Section 7 shall for any reason be unavailable to an indemnified party in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to herein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, in such proportion as shall be appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the indemnifying party on the one hand or the indemnified party on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission, but not by reference to any indemnified party's stock ownership in Uniview. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this paragraph shall be deemed to include, for purposes of this paragraph, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     8. Rule 144. Uniview shall take such measures and timely file such information, documents and reports as shall be required by the SEC as a condition to the availability of Rule 144 and to remain in compliance with the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     9. Transfer of Registration Rights. The rights of the holders under this Agreement with respect to any Registrable Securities may be transferred to any transferee of such Registrable Securities; provided, however, that Uniview is given written notice by the holder at or prior to the time of such transfer stating the name and address of the transferee and identifying the securities with respect to which the rights under this Agreement are being assigned.

     10.  Rights Which May Be Granted to Other Persons.  Uniview shall not
grant  any   person registration rights which shall in any way whatsoever impair the priority of the registration rights granted in this Agreement.

     11.  Miscellaneous.

          (1) Injunctions. Each party acknowledges and agrees that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. Therefore, each party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court having jurisdiction, such remedy being in addition to any other remedy to which such party may be entitled at law or in equity.

          (2) Severability. If any term or provision of this Agreement shall be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms and provisions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and each of the parties shall use its best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term or provision.

          (3) Further Assurances. Subject to the specific terms of this Agreement, each of the parties hereto shall make, execute, acknowledge and deliver such other instruments and documents, and take all such other actions, as may be reasonably required in order to effectuate the purposes of this Agreement and to consummate the transactions contemplated hereby.

          (4) Waivers, etc. No failure or delay on the part of either party (or the intended third-party beneficiaries referred to herein) in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power preclude any other or further exercise thereof or the exercise of any other right or power. No modification or waiver of any provision of this Agreement nor consent to any departure therefrom shall in any event be effective unless the same shall be in writing and signed by an authorized officer of each of the parties, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

          (5)  Entire  Agreement.  This  Agreement  contains  the  entire
understanding of the parties with  respect to its subject matter.    This
Agreement supersedes all prior agreements and understandings between the parties, whether written or oral, with respect to the subject matter hereof. The paragraph headings contained in this Agreement are for reference purposes only, and shall not affect in any manner the meaning or interpretation of this Agreement.

          (6) Counterparts. For the convenience of the parties, this Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original but all of which together shall be one and the same instrument.

          (7) Amendment. This Agreement may be amended only by a written instrument duly executed by an authorized officer of each of Uniview and the Holders of at least 51% of the Registrable Securities.

          (8) Notices. Unless expressly provided herein, all notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be deemed to be duly given (i) when personally delivered, (ii) if mailed registered or certified mail, postage prepaid, return receipt requested, on the date the return receipt is executed or the letter refused by the addressee or its agent, (iii) if given by telex or telecopier, once such notice or other communication is transmitted to the telex or telecopier number specified below and the appropriate answer back or telephonic confirmation is received; provided that such notice or other communication is mailed in accordance with clause
(ii) hereof or (iv) if sent by overnight courier which delivers only upon the signed receipt of the addressee, on the date the receipt acknowledgment is executed or refused by the addressee or its agent:

               if to TVData:

               TVData Technologies, L.P.
               333 Glen Street
               Glens Falls, New York  12801
               Attention:  Mr. Kenneth Carter, Chief Financial Officer
               Telecopy:  (518) 792-4671
               with a copy to:

               Long Aldridge & Norman LLP
               303 Peachtree Street, N.E.
               Suite 5300
               Atlanta, Georgia 30308
               Attention:  Johnathan H. Short
               Telecopy:  404-527-4198


               if to Uniview:

               Uniview Technologies Corporation
               10911 Petal Street
               Dallas, Texas  75201
               Attn:  Mr. Billy Robinson, General Counsel
               Telecopy: (214) 503-8523

               with a copy to:

               Akin, Gump, Strauss, Hauer & Feld, L.L.P.
               700 Pacific Avenue
               Suite 4100
               Dallas, Texas  75201-4675
               Attn:     Terry M. Schpok, P.C.
               Telecopy:  (214) 969-4343

          (9) Governing Law. This Agreement is executed by Uniview in, and shall be construed in accordance with and governed by the laws of the State of Texas without giving effect to the principles of conflicts of laws thereof.

          (10) Assignment. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. In addition, and whether or not any express assignment shall have been made, the provisions of this Agreement which are for the benefit of the Holders of Registrable Securities as such shall be for the benefit of and enforceable by any subsequent holder of any Registrable Securities, subject to the provisions respecting the minimum numbers or percentages of shares of Registrable Securities required in order to be entitled to certain rights, or take certain actions contained herein.

          (11) Best Efforts. As used herein, the term "best efforts" shall not obligate a party to expend material funds or incur material liabilities not otherwise contemplated under this Agreement to achieve an end.

          IN WITNESS WHEREOF, Uniview and TVData have caused this Agreement to be duly executed by their authorized representative as of the date first above written.

                              UNIVIEW:

                              UNIVIEW TECHNOLOGIES CORPORATION

                              By:  /s/  Patrick A. Custer
                              Name:    Patrick A. Custer
                              Title:      President


                              TVDATA:

                              TVData Technologies, L.P.

                              By:  /s/  Kenneth Carter
                              Name: Kenneth Carter
                              Title:  CFO